SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Integrated Financial Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	68-0510517
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

7807 East Peakview Avenue, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this Form relates: SEC Registration No. 333-117967

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     The shares of Common Stock, no par value, of Integrated Financial Systems, Inc. (the “Company”), are registered hereby.

     Reference is made to the description of terms of the Common Stock, prepared in compliance with Item 202 of Regulation S-B, set forth beneath the caption “Description of Securities” in Amendment No. 2 to the registration statement filed with the Securities and Exchange Commission on November 4, 2004, on Form SB-2 (SEC Registration No. 333-117967). Such description is incorporated herein by reference thereto.

Item 2. Exhibits.

     The following is a complete list of Exhibits filed as part of this Registration Statement:

Exhibit
Number
1.1	Specimen certificate for shares of Common Stock, no par value, of the Company.*

2.1	Amended and Restated Articles of Incorporation of the Company.**

2.2	Bylaws of the Company.***

*	Filed with the registration statement on Form SB-2 on August 5, 2004 as Exhibit 4.1, and incorporated herein by reference.

**	Filed with the registration statement on Form SB-2 on August 5, 2004 as Exhibit 3.1, and incorporated herein by reference.

***	Filed with the registration statement on Form SB-2 on August 5, 2004 as Exhibit 3.2, and incorporated herein by reference.

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Pre-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTEGRATED FINANCIAL SYSTEMS, INC.
Date: December 6, 2004	By /s/ John C. Herbers
John C. Herbers, CEO

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